AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM


1.  Security Purchased:   SWN 4.05% 1/23/2025

2.  Cusip Number:  845467AK5

3.  Date of Purchase:   1/20/2015

4.  Broker Name:         Bank of America Merrill Lynch
(Cannot purchase directly from PNC
Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives:
(ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______  YES__     No________(only for separately
managed accounts subadvised
      by PNC Capital)

6.  Issuer:  Southwestern Energy Co

7.  Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
PNC Capital Markets LLC

8.    Aggregate principal amount
  of purchase:     $3,000,000              ______

9.  Aggregate principal amount
  of offering:     $850,000,000

10.  Purchase price (net of fees and expenses):   99.897

11.  Date offering commenced:   January 20, 2015

12.  Offering price at end of first day on which any sales were
made:   99.897

13.  Commission, spread or profit:

14.  Have the following conditions been satisfied:
Yes  or  No
 a. Does the account's governing
document(s) allow for this    security
to be purchased?
_____YES______

b. The securities are a part of an issue
registered under the Securities Act of
1933, as amended, which is being offered
to the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.
____
YES_______

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
_____YES______

d. The underwriting was a firm
commitment underwriting?
_____YES______

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?
_____YES______

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations of predecessors).
______YES_____

g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not exceed
(i) if purchased in an offering other
than an Eligible Rule 144A Offering, 25% of the principal amount of the securities being offered, or (ii) if purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in Rule
144A(a)(1) under the Securities Act of
1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.
_____YES______

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?
_____YES_____

      Portfolio Manager(s) (Name):  Tim Compan_____________
               __ ___________________________________
      Signature(s):
______________________________________
     Date: __1/20/2015_______________

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):    ______
Account Information (please list accounts below or attach a worksheet with the following information included):
   Name of Purchasing
Account(s):____________________________________________
(PNC Fund, PNC Advantage Fund and/or PNC
Capital separately managed accounts)

INFORMATION DISPLAYED IN FOLLOWING ORDER:
Account
Par
Exec
Price
cx000350
20000
99.897
cp000663
20000
99.897
cp003570
20000
99.897
cp006887
20000
99.897
cp010066
25000
99.897
cp010009
25000
99.897
cp001388
25000
99.897
cn000440
25000
99.897
cp003568
25000
99.897
cx000002
25000
99.897
cpx04396
30000
99.897
cp005328
30000
99.897
cx000318
35000
99.897
cp005862
45000
99.897
cp009556
45000
99.897
cx000015
45000
99.897
cx000038
50000
99.897
cpx04422
55000
99.897
cn001025
60000
99.897
cp009057
60000
99.897
cp001040
80000
99.897
cp010011
90000
99.897
cp007445
130000
99.897
cp005072
180000
99.897
carm0009
345000
99.897
cx000421
615000
99.897
cx000043
875000
99.897